Exhibit 99.1

Fidus Investment Corporation Announces Amendment to Revolving Credit

Facility: Increased Facility Size, Improved Pricing and Extended Maturity

EVANSTON, Ill., April 24, 2019 – Fidus Investment Corporation (NASDAQ:FDUS) (“Fidus” or the “Company”) today announced the closing of an Amended & Restated Senior Secured Revolving Credit Agreement (the “Credit Facility”) led by ING Capital LLC.

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Total commitments under the Credit Facility increased from $90 million to $100 million. The amendment includes an expansion of the accordion feature to $250 million to accommodate further growth of the Company.

•	The final maturity date was extended from June 16, 2019 to April 24, 2023.

•	The pricing on the Credit Facility was reduced from LIBOR plus 3.50% to LIBOR plus 3.00%.

“The amended Credit Facility, combined with our recent debt offering, rounds out our current funding sources and provides us with additional growth capital and flexibility to continue to selectively grow our investment portfolio on attractive terms. It also complements our existing 10-year SBA financing through our small business investment company (SBIC) subsidiaries,” said Edward Ross, Chairman and CEO of Fidus Investment Corporation. “We are truly appreciative of our partnership with ING Capital LLC and the participant bank group in closing this important amendment for Fidus.”

ABOUT FIDUS INVESTMENT CORPORATION

Fidus Investment Corporation provides customized debt and equity financing solutions to lower middle-market companies, which the Company generally defines as U.S. based companies having revenues between $10.0 million and $150.0 million. Fidus’ investment objective is to provide attractive risk-adjusted returns by generating both current income from our debt investments and capital appreciation from our equity related investments. Fidus seeks to partner with business owners, management teams and financial sponsors by providing customized financing for change of ownership transactions, recapitalizations, strategic acquisitions, business expansion and other growth initiatives.

Fidus is an externally managed, closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. In addition, for tax purposes, Fidus has elected to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. Fidus was formed in February 2011 to continue and expand the business of Fidus Mezzanine Capital, L.P., which commenced operations in May 2007 and is licensed by the U.S. Small Business Administration as a small business investment company.

ABOUT ING CAPITAL LLC

ING Capital LLC is a financial services firm offering a full array of wholesale financial lending products and advisory services to its corporate and institutional clients. ING Capital LLC is an indirect U.S. subsidiary of ING Bank NV, part of ING Groep NV (NYSE: ING), a global financial institution with a strong European base. The purpose of ING Bank is empowering people to stay a step ahead in life and in business. ING Bank’s more than 52,000 employees offer retail and wholesale banking services to customers in over 40 countries. Please note that neither ING Groep NV nor ING Bank NV have a banking license in the U.S. and are therefore not permitted to conduct banking activities in the U.S. The Investment Industry Finance (IIF) group at ING Capital LLC offers a broad range of structured finance solutions to corporate and institutional clients active in the investment industry, including Business Development Companies.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are based on management’s current expectations, estimates, projections, beliefs and assumptions about the Company, its current and prospective portfolio investments, and its industry. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, difficult to predict and could cause actual results to differ materially from those expected or forecasted in such forward-looking statements. Actual developments and results are likely to vary materially from these estimates and projections as a result of a number of factors, including those described from time to time in Fidus’ filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and Fidus undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Company Contact:	Investor Relations Contact:
Shelby E. Sherard	Jody Burfening
Chief Financial Officer	LHA
Fidus Investment Corporation	(212) 838-3777
(847) 859-3940	jburfening@lhai.com
ssherard@fidusinv.com